U.S. Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

POWERSECURE INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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POWERSECURE INTERNATIONAL, INC.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

(919) 556-3056

SUPPLEMENT TO THE

PROXY STATEMENT

For The

2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 19, 2012

The purpose of this supplement to the proxy statement of PowerSecure International, Inc., filed with the Securities and Exchange Commission on April 27, 2012, relating to our 2012 Annual Meeting of Stockholders to be held on Tuesday, June 19, 2012, is to correct an inadvertent typographical error in the number of shares of common stock outstanding and entitled to vote as of the close of business on April 23, 2012, the record date for the Annual Meeting, as it appears on page 2 of our proxy statement under the heading “Who is entitled to vote at the Annual Meeting?” The actual number of shares of common stock outstanding and entitled to vote as of the close of business on the record date was 18,852,131, which number correctly appears in note (2) to the Security Ownership of Certain Beneficial Owners and Management table on page 42 of our proxy statement.

Accordingly, the last sentence under the heading “Who is entitled to vote at the Annual Meeting?” on page 2 of our proxy statement is hereby supplemented, amended and restated to read as follows:

“As of the close of business on the record date, 18,852,131 shares of common stock were outstanding and entitled to vote.”

The date of this supplement to the proxy statement is April 30, 2012